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                                                                    EXHIBIT 99.1


                            (RENAL CARE GROUP LOGO)

                            N e w s  R e l e a s e

CONTACT:    TERRY PROVEAUX
            DIRECTOR OF INVESTOR RELATIONS & CORPORATE COMMUNICATIONS
            615-345-5577

        RENAL CARE GROUP ANNOUNCES PRELIMINARY RESULTS FOR FULL YEAR 2005

Nashville, Tennessee, (February 22, 2006) -- Renal Care Group, Inc. (NYSE:RCI) today reported preliminary results for the full year ended December 31, 2005. Based on its analysis to date, the Company expects to report the following results that are consistent with the corporate objectives it established and communicated for 2005. The Company expects to report net revenue of between $1.5 and $1.6 billion, GAAP earnings per share of between $1.81 and $1.83 per share, and non-GAAP earnings per share of between $2.00 and $2.02, for full year 2005. The Company expects its margins to be consistent with the margins it reported for the first three quarters of 2005. In addition, the Company expects to report same-market treatment growth of approximately 3.0% for the full year along with same-market revenue growth of approximately 5.8%. Renal Care Group reported that its total long-term debt (including current maturities of long-term debt) was approximately $576 million as of December 31, 2005.

         Renal Care Group's expected non-GAAP earnings will exclude expenses of approximately $13.4 million, after income taxes, or $0.19 per share, related to the pending acquisition of the Company by Fresenius Medical Care AG & Co. KGaA. The Company has decided to present the non-GAAP information in this press release to give investors a means of comparing the Company's normalized operational performance for 2005 with its operational performance for prior periods, before the impact of the transaction costs.

         The Company plans to issue its final audited financial results for fourth quarter and year-ended December 31, 2005, on or about March 9, 2006, and will file its annual report on Form 10-K shortly thereafter. Due to the pending acquisition of Renal Care Group by Fresenius Medical Care, the Company does not plan to hold a conference call to discuss these results.

         Renal Care Group, Inc. is a specialized dialysis services company that provides care to patients with kidney disease. The Company serves over 32,500 patients at more than 450 outpatient dialysis facilities in addition to providing acute dialysis services at more than 200 hospitals. Over 9,400 associates provide services across the Company's 34-state network. More information about Renal Care Group, Inc. can be found at www.renalcaregroup.com.

         Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are usually preceded by words like expect, plan, work, intend, believe, will and the like, include statements that necessarily depend on future events. These forward-looking statements reflect management's expectations and are based upon currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Renal Care Group to differ materially from those expressed in or implied by the forward-looking statements, including risks related to: the conditions to completion of our transaction with Fresenius Medical Care; the dependence of our profits on the services we provide to a small number of patients who have private insurance; risks related to the drug Epogen (EPO); changes in the Medicare and Medicaid programs; changes in the health care delivery, financing or reimbursement systems; and compliance with health care and other applicable laws. These and other factors affecting the Company are discussed in more detail in Renal Care Group's reports filed with the Securities and Exchange Commission, including without limitation Renal Care Group's annual report on Form 10-K for the year ended December 31, 2004, and all quarterly reports on Form 10-Q filed after that annual report. Copies of these filings are available from Renal Care Group upon request.



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